Michael F. Albanese, CPA
18 Lisa Court
Parsippany, NJ 07054
Phone (973) 887-8124; Fax 9103
Cell (201) 406-5733 E-mail: Mike@costreductionsolutions.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

I have issued my reports with respect to the financial statements contained in the Company's annual report on Form 10-K for fiscal year ended December 31, 2012. I consent to the use of the aforementioned reports in the Company's Form 10-K and any reference to me therein.

/s/ Michael F. Albanese, CPA

Michael F. Albanese, CPA

March 25, 2013